This Agreement dated as of the 10th day of September, 2001 is made by and among NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation, for itself and on behalf of its subsidiaries and affiliates listed on Exhibit A (individually or collectively, "NFS"), RYDEX VARIABLE TRUST, a Delaware business trust (the "Trust"), and RYDEX DISTRIBUTORS, INC., a Maryland corporation (the "Distributor").

WHEREAS, NFS provides administrative and/or recordkeeping services with respect to variable annuity contracts and variable life insurance policies ("Contracts") and to retirement plans qualified under Sections 401, 403 and 457 of the Internal Revenue Code (the "Code") ("Plans"); and

WHEREAS, NFS issues Contracts funded through separate accounts listed on Exhibit A ("Variable Accounts"); and

WHEREAS, the Contracts allow for the allocation of net amounts received by NFS to sub-accounts of Variable Accounts which correspond to portfolios of the Trust listed in Exhibit B (the "Variable Funds") and for which the Distributor serves as distributor; and

WHEREAS, the Plans allow for the allocation of net amounts received by NFS to sub-accounts which correspond to funds of investment companies listed in Exhibit B and for which the Distributor serves as distributor (the "Other Rydex Funds") (Other Rydex Funds and Variable Funds, are referred to herein collectively as the "Funds"); and

WHEREAS, Contract owners and Plan participants may reallocate their Contract and Plan values among the sub-accounts in accordance with the terms of the Contracts and Plans, respectively; and

WHEREAS, NFS, the Trust and the Distributor mutually desire the inclusion of the Variable Funds as investment options for the Contracts; and

WHEREAS, NFS, and the Distributor mutually desire the inclusion of the Other Rydex Funds as investment options for the Plans;

NOW THEREFORE, in consideration of the promises and undertakings described herein, the parties agree that shares of the Funds will be available in the products and services provided by NFS, as follows:

REPRESENTATIONS AND UNDERTAKINGS

Representations by NFS

NFS represents that the Variable Accounts, have been established and are in good standing under the state laws in which they were organized. The Variable Accounts are registered under the Investment Company Act of 1940, as amended (the "1940 Act"), unless otherwise exempt therefrom.

NFS and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds' current prospectuses, statements of additional information or other documents produced by the Distributor or its affiliates. NFS agrees to allow a reasonable period of time for the Distributor to review any advertising and sales literature drafted by NFS (or agents on its behalf) with respect to the Funds prior to use and prior to submitting such material to any regulator.
FUND AGREEMENT

NFS acknowledges that the identity of the Funds' and/or the Distributor's (and its affiliates and/or subsidiaries) customers and all information maintained about those customers constitute the valuable property of the Funds and the Distributor. NFS agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), NFS shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with the Funds' and/or the Distributor's, as applicable, prior written consent or as required by law or judicial process. This paragraph shall survive the expiration or termination of this Agreement.

NFS acknowledges that the services provided for under this Agreement by the Trust and the Distributor are not exclusive and that the same skill will be used in performing services to other companies in similar contexts. NFS represents that it will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other investment options that may be available in Contracts and Plans.

NFS represents that the Contracts are currently treated as annuity contracts or life insurance policies under the appropriate provisions of the Code, and that it shall make every effort to maintain such treatment. NFS will promptly notify the Distributor upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

For Contracts issued through the Variable Accounts, NFS represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", which meets the diversification requirements of Section 1.817-5(f) of the Federal Tax Regulations, and that it shall make every effort to continue to meet such requirements. NFS shall promptly notify the Distributor upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

Representations by the Distributor and the Trust

The Distributor and the Trust and its agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf). The Distributor and the Trust agree to allow a reasonable period of time for NFS to review any advertising and sales literature drafted with respect to NFS prior to use and prior to submitting such material to any regulator.

The Distributor and the Trust acknowledge that the identity of NFS customers and that all information maintained about those customers constitute the valuable property of NFS. The Distributor and the Trust agree that, should either come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), the Distributor and the Trust shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with NFS' prior written consent or as required by law or judicial process. This paragraph shall survive the expiration or termination of this Agreement.

The Distributor and the Trust acknowledge that the services provided for under this Agreement by NFS are not exclusive and that the same skill will be used in performing services to other companies in similar contexts. The Distributor and the Trust represent that they will use their best efforts to give equal emphasis and promotion to NFS as is given to companies in similar contexts.

The Distributor represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Code, and that the Funds shall make every effort to maintain such qualification. The Distributor shall promptly notify NFS upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

The Distributor and the Trust represent that the Variable Funds utilized in the Contracts currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that the Trust will make every effort to maintain the Variable Funds' compliance with such diversification requirements, unless the Variable Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in the Trust's prospectus. The Distributor or the Trust will notify NFS promptly upon having a reasonable basis for believing that the Variable Funds have ceased to so qualify, or that the Variable Funds might not so qualify in the future.

CUSTOMER PRIVACY

The Distributor and the Trust acknowledge that each has read, and will conform to, Nationwide's Privacy policy which is explained in Nationwide's Privacy Statement, herein attached as Exhibit F, which may be updated from time to time. Failure to conform to Nationwide's Privacy Statement is a breach of this Agreement.

The Distributor and the Trust agree to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established.

The Distributor and the Trust agree not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by NFS to the Distributor or the Trust in performance under this Agreement other than to:

a)         carry out the purpose for which the information was provided; and

b)         to use or disclose the information as otherwise permitted or required by law.

NFS agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established.

NFS agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by the Distributor or the Trust to NFS in performance under this Agreement other than to:

a)         carry out the purpose for which the information was provided; and

b)         to use or disclose the information as otherwise permitted or required by law.

The Customer Privacy provisions of this Agreement extend to any other Agreements between NFS (including any NFS affiliate or subsidiary), the Trust and the Distributor (including any affiliate or subsidiary of the Trust or the Distributor). This provision will survive and continue in full force and effect after the termination of this Agreement.

TRADING

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of the Distributor for the sole purpose of receiving orders from authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate net asset value as set forth in the Fund's most recent prospectus(es) and statement(s) of additional information. NFS shall provide the Distributor with good faith estimates of all ,-purchase and redemption orders not later than the applicable Fund closing time on the same Business Day  that such order is received by NFS. Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of the Funds or the Distributor or to incur any cost or liability on their behalf.

NFS and the Distributor acknowledge that the boards of trustees of the Funds may suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is in the best interests of shareholders, as determined in the sole discretion of the board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to NFS. Shares will be recorded in an appropriate title in the appropriate account designated by NFS.

The Distributor and NFS will transmit information via the NSCC's DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to the Distributor or its designee no later than 5:00 A.M. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)
The Distributor and NFS shall mutually agree there may be instances when orders shall be transmitted to the Distributor or its designee via facsimile no later than 9:00 A.M. rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to the Distributor or its designee via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

c)
With respect to purchase and redemption orders received by the Distributor or its designee on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

The Distributor or its designee shall send to NFS, via the DCC&S FundISERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which NFS has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by NFS following such net purchase or redemption. The Distributor or its designee shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for NFS to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. The Distributor or its designee will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) business days after the end of each month, the Distributor or its designee will send NFS a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

Documents Provided by NFS

NFS agrees to provide the Distributor or its designee, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that the Distributor may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

Documents Provided by the Distributor and/or the Trust

Within 10 Business Days after the end of each calendar month, the Distributor and/or the Trust, or their designee, shall provide NFS, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

The Distributor shall promptly provide NFS, or cause NFS to be provided with, a reasonable quantity of the Funds' prospectuses, statements of additional information and any supplements thereto at Distributor's expense.

NOTICE

Each notice required by this Agreement shall be given in writing to:

To NFS:

Nationwide Financial Services, Inc. One Nationwide Plaza 1-09-V3 Columbus, Ohio 43215
Attention: Securities Officer Fax Number: 614-249-2112

To Distributor:

Rydex Distributors, Inc. 9601 Blackwell Road Rockville, MD 20850 Attention: Carl G. Verboncoeur, Vice President Fax Number: 301-296-5108

To the Trust:

Rydex Variable Trust 9601 Blackwell Road Rockville, MD 20850 Attention: Carl G. Verboncoeur, Vice President Fax Number: 301-296-5108

Any party may change its address by notifying the other party(ies) in writing.

VOTING

For Variable Accounts that are registered under the 1940 Act and so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contracts, NFS shall distribute all proxy material furnished by the Trust (provided that such material is received by NFS or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Variable Fund shares in accordance with instructions received from the Contract owners who have interests in such Variable Fund shares. NFS shall vote the Variable Fund shares for which no instructions have been received in the same proportion as Variable Fund shares for which said instructions have been received from the Contract owners, provided that such proportional voting is not prohibited by a Contract owner's plan or trust document, if applicable, and as and to the extent required under applicable law. NFS and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Variable Fund shares.

EXPENSES

All expenses incident to the performance by NFS under this Agreement shall be paid by NFS. Likewise, all expenses incident to the performance by the Distributor and the Trust under this Agreement shall be paid by the Distributor or the Trust, as appropriate.

NFS shall not bear any of the expenses for the cost of registration of the Funds' shares, preparation of the Funds' prospectuses, proxy materials, and reports and the preparation of other related statements and notices required by law except as otherwise mutually agreed upon by the parties to the Agreement.

Should the Distributor no longer wish to make a Variable Fund available in a Contract, the Distributor shall be responsible for reasonable expenses incurred as a result of removing such Variable Fund as an available investment option.

Should NFS desire to no longer have a Variable Fund available in a Contract, NFS shall be responsible for reasonable expenses incurred as a result of removing such Variable Fund as an available investment option.

Should a removal of a Variable Fund as an available investment option be mutually desired by the parties, the parties agree to equally share the reasonable expenses incurred as a result of removing such Variable Fund as an available investment option.

NFS, the Distributor and the Trust agree to provide reasonable advance notice of the election to remove a Fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.

CONFLICTS

Conflicts Between the Parties

Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

It is agreed that if it is determined by a majority of the members of the Boards of Directors of the Funds, or a majority of the Funds' disinterested Directors, that a material conflict exists caused by NFS, NFS shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

It is agreed that if it is determined by NFS that a material conflict exists caused by the Distributor or the Trust, the Distributor or the Trust shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

Conflicts between Interests of Contract Owners Investing in the Funds

The board of trustees of the Trust (the "Board") will monitor the Trust for the existence of any "material irreconcilable conflict" between the interests of Contract owners participating in Variable Accounts that invest in the Variable Funds. A "material irreconcilable conflict" may arise for a variety of reasons, including:

a)  an action by any state insurance regulatory authority;

b)  a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
c)  an administrative or judicial decision in any relevant proceeding;
d)  the manner in which the investments of any Variable Fund are being managed;
e)  a difference in voting instructions given by Contract owners; or
f)  a decision by a participating insurance company to disregard the voting instructions of Contract owners.

NFS will report any potential or existing conflicts of which it is aware to the Distributor. NFS will assist the Board in carrying out its responsibilities under the mixed and shared funding exemptive order granted to the Trust by the SEC, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by NFS to inform the Board whenever Contract owner voting instructions are disregarded.

If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, NFS shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

withdrawing the assets from any Variable Fund and reinvesting such assets in a different investment medium (including but not limited to another Variable Fund), or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change;

(2)
withdrawing the assets allocable to serve or all of the retirement plans from the affected Variable Fund(s) and reinvesting the assets in a different investment medium (including but not limited to another Variable Fund); or establishing a new registered investment company.

Provided, however, that upon notification to NFS that action is required as a result of a material irreconcilable conflict, NFS shall be permitted such reasonable time as is necessary to perform its obligations under this provision, including, but not limited to, preparation, filing and approval of any required documents with the Securities and Exchange Commission.

If a material irreconcilable conflict arises because of a decision by NFS to disregard contract owners voting instructions and that decision represents a minority position or would preclude a majority vote, NFS may be required, at the Trust's election, to withdraw the affected account's investment in the Trust and terminate this Agreement with respect to such account (at NFS's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to NFS conflicts with the position of the majority of other state regulators, then NFS will withdraw the affected account's investment in the Variable Funds and terminate this Agreement with respect to such account within six months after the Board informs NFS in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Distributor and Variable Funds shall continue to accept and implement orders by NFS for the purchase (and redemption) of shares of the Variable Funds.

For purposes of this Section of the Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. NFS shall not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contract owners materially adversely affected by the irreconcilable material conflict.

If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the mixed and shared funding exemptive order) on terms and conditions materially different from those contained in the order, then (a) the Trust and/or the participating insurance companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

INDEMNIFICATION

Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

Indemnification by NFS

NFS agrees to reimburse and/or indemnify and hold harmless the Trust and the Distributor and each of their directors, officers, employees, agents and each person, if any, who controls the Trust and the Distributor within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which the Trust and the Distributor or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

Any untrue statement of any material fact contained in information furnished by NFS, including, but not limited to, the registration statements, prospectuses, informational brochures or sales literature;

(2)       The omission or alleged omission to state in the registration statements, prospectuses,

informational brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein not misleading;

(3)       Conduct, statements or representations of NFS or its agents, with respect to the sale and distribution of Contracts for which Variable Fund shares are an investment option;

(4)The failure of NFS to provide the services and furnish the materials under the terms of this Agreement;

(5)       A material breach of this Agreement or of any of the representations contained herein; or

(6)Any failure to register Contracts or Variable Accounts that do not meet any exemptions under federal or state securities laws, state insurance laws or failure to otherwise comply with applicable laws, rules, regulations or orders.

Provided however, that NFS shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to NFS by or on behalf of the Trust, the Distributor or the Funds specifically for use therein.

NFS shall reimburse any legal or other expenses reasonably incurred by the Trust and/or the Distributor or any Affiliated Party in connection with investigating or defending any such Losses, provided however, that NFS shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnification shall be in addition to any liability that NFS may otherwise have.

Indemnification by the Distributor and the Trust

The Distributor and the Trust agree to reimburse and/or indemnify and hold harmless NFS and each of its directors, officers, employees, agents and each person, if any, who controls NFS within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which NFS or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)Any untrue statement or alleged untrue statement of any material fact contained in information furnished by the Distributor or the Trust, including but not limited to, the registration statements, prospectuses, or sales literature of the Funds;

(2)The omission or alleged omission to state in the registration statements, prospectuses, informational brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein not misleading;

(3)  The Funds' failure to be qualified as regulated investment companies as required by the 1940 Act and applicable regulations thereunder, and if applicable, fully diversified as is required by the Code and applicable regulations thereunder;

(4)The failure of the Trust or the Distributor to provide the services and furnish the materials under the terms of this Agreement;

(5)  A material breach of this Agreement or of any of the representations contained herein; or

(6)Any failure to register the Funds under federal or state securities laws or to otherwise comply with applicable laws, rules, regulations or orders.

Provided however, that the Trust or Distributor shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished by or on behalf of NFS specifically for use therein.

The Trust or the Distributor shall reimburse any legal or other expenses reasonably incurred by NFS or any Affiliated Party in connection with investigating or defending against any such Losses, provided however, that the Trust or the Distributor shall have prior approval of the use of said counsel or the expenditure of said fees, which approval shall not be unreasonably withheld.

This indemnification shall be in addition to any liability which the Trust or the Distributor may otherwise have.

SERVICE FEES

With respect to shares of the Funds held under Contracts and Plans pursuant to the terms of this Agreement, NFS hereby agrees to perform the services listed in Exhibit C for the Funds, as agent of the Distributor. In consideration for the services provided by NFS pursuant to this Agreement, the Distributor will calculate and pay, and NFS or an NFS Affiliate/Subsidiary that is registered as a broker/dealer under the Securities Exchange Act of 1934 ("1934 Act"), will be entitled to receive from the Distributor a fee. Any distribution services NFS performs for the Other Rydex Funds pursuant to this Agreement will be performed only by a person who is registered as a securities broker under the 1934 Act, and is a member in good standing with the NASD. Such fee will be calculated at an annualized rate equal to the rates shown on Exhibit C of the average daily net assets of each Fund for which NFS performed services during the period in which they were earned.

The fee will be paid to NFS, or its designee, by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned. If the cumulative sum of Fund assets serviced by NFS is less than $1 billion as of December 31 of the prior calendar year, the fee will be paid on a quarterly basis. Once the cumulative sum of Fund assets serviced by NFS is greater than $1 billion, the fee will be paid on a monthly basis. The fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by the Distributor for the relevant period and such other supporting data as may be reasonably requested by NFS.

With respect to the services provided by NFS to the Variable Funds, the fee shall be paid by the Distributor or one of its affiliates from funds received pursuant to the Variable Funds' Investor Services plan (the "Investor Services Plan"), a copy of which is attached as Exhibit D and incorporated herein by reference.

With respect to the services provided by NFS to the Other Rydex Funds, the fee shall be paid by:

(a) the Distributor or one of its affiliates from general operating funds;

(b) the Distributor or one of its affiliates from funds received pursuant to the Other Rydex Funds' distribution and/or shareholder services plans applicable to their various series and classes ("Distribution and/or Service Plans") copies of which are attached as Exhibit E and incorporated herein by reference; or

(c) a combination thereof.

The fee shall be calculated as an annualized percentage of the average aggregate amount invested in the Funds for the applicable period. The average aggregate amount shall be computed by totaling the aggregate investment on each business day during the period and dividing by the total number of Business Days during the period.

The parties agree that a fee will be paid to NFS or its designee according to this Agreement with respect to each Fund as long as shares of such Fund are held by NFS on behalf of the beneficial Contract owners and/or Plan participants of Contracts issued by NFS. This provision will survive the termination of this Agreement.

NFS and Distributor agree that the fees described in this Agreement are for administrative or distribution services of the Other Rydex Funds only, and for administrative services of the Variable Funds only, and do not constitute payment in any manner for investment advisory services for the Funds or for costs of administrative and distribution services on behalf of the Contracts.

COMPLIANCE WITH AGREEMENT

The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

TERMINATION

This Agreement shall terminate as to the availability of shares of the Variable Funds for new Contracts or shares of the Other Rydex Funds for new Plans:

(1)at the option of NFS or the Distributor upon at least 90 days advance written notice to the other;

(2)at any time upon the Distributor `s election, if a Fund's board determines that liquidation of a Fund is in the best interest of a Fund or its beneficial owners. Reasonable advance notice of election to liquidate shall be provided to NFS in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(3)if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules and regulations;

(4)if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators and taxing authorities or under applicable rules and regulations;

(5)at the option of NFS, if Variable Fund shares are not available for any reason to meet the requirements of Contracts or Other Rydex Fund shares are not available for any reason to meet the requirements of Plans, as determined by NFS. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by NFS;

(6)at the option of NFS or the Distributor, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts or shares of the Other Rydex Funds, the Distributor, the Variable Accounts, NFS, or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(7)upon a decision by NFS, in accordance with the 1940 Act and applicable regulations, to substitute Variable Fund shares with the shares of another investment company for Contracts for which the Variable Fund shares have been selected to serve as the underlying investment medium. NFS shall give at least 60 days written notice to the Distributor of any proposal to substitute a new investment medium for Variable Fund shares;

(8)upon assignment of this Agreement unless such assignment is made with the written consent of each party; and

(9)in the event Variable Fund or Other Rydex Fund shares are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Variable Fund or Other Rydex Fund shares as an underlying investment medium of Contracts or Plans. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

JURISDICTION

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement supersedes any and all prior Agreements made by and between the parties.
This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control. Further, NFS represents and warrants that it is authorized to enter into this agreement on behalf of each of its subsidiaries and affiliates listed in Exhibit A and to contractually bind the subsidiaries and affiliates to the terms of this Agreement to the same extent they would had they manually signed this Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:             William G. Goslee

Title:             Vice President

Investment Management Relations

By:A. P. Viragh, Jr. Title: President
RYDEX DISTRIBUTORS, INC.

By:A. P. Viragh, Jr. Title: President

EXHIBIT A

This Exhibit corresponds to the Fund Agreement dated September 10th, 2001

                                                     Registered Broker DealersAffiliates and Subsidiaries
• Nationwide Advisory Services, Inc.                                                                     • Nationwide Life Insurance Company
• Nationwide Investment Services Corporation                                                    •  Nationwide Life and Annuity Insurance Company
                                                                                                     • Nationwide Trust Company, FSB
              • NationwideRetirement Solutions, Inc.
              • NationalDeferred Compensation, Inc.

Variable Accounts

Nationwide Variable Account Nationwide Variable Account-II Nationwide Variable Account-3 Nationwide Variable Account-4 Nationwide Variable Account-5 Nationwide Variable Account-6 Nationwide Fidelity Advisor VA Nationwide Variable Account-8 Nationwide Variable Account-9 Nationwide Variable Account-10 Nationwide Variable Account-11 Nationwide Variable Account-12 Nationwide Variable Account-13 Multi-Flex Variable Account Nationwide VA Separate Account-A Nationwide VA Separate Account-13 Nationwide VA Separate Account-C Nationwide VA Separate Account-D Nationwide VLI Separate Account Nationwide VLI Separate Account-2 Nationwide VLI Separate Account-3 Nationwide VLI Separate Account-4 Nationwide VLI Separate Account-5 Nationwide VLI Separate Account-6 Nationwide VL Separate Account Nationwide VL Separate Account-A Nationwide VL Separate Account-13 Nationwide VL Separate Account-C Nationwide VL Separate Account-D Nationwide DC Variable Account Nationwide DC variable Account-II NACo Variable Account Nationwide Governmental Plans Variable Account Nationwide Governmental Plans Variable Account-II Nationwide Qualified Plans Variable Account Nationwide Private Placement Variable Account Ohio DC Variable Account

EXHIBIT B This Exhibit corresponds to the Fund Agreement dated September 10th, 2001
Series of the Rydex Variable Trust (the "Variable Funds"):
Nova Fund Ursa Fund OTC Fund Arktos Fund Mekros Fund Medius Fund U.S. Government Bond Fund Titan 500 Fund
Tempest 500 Fund Velocity 100 Fund Venture 100 Fund Large-Cap Europe Fund Large-Cap Japan Fund Banking Fund
Basic Materials Fund Biotechnology Fund
Consumer Products Fund Electronics Fund Energy Fund
Energy Services Fund Financial Services Fund Health Care Fund Internet Fund
Leisure Fund Precious Metals Fund Real Estate Fund Retailing Fund Technology Fund Telecommunications Fund Transportation Fund Utilities Fund
U.S. Government Money Market Fund
Series of the Rydex Series Funds (the "Series Funds," together with the Dynamic Rydex Funds"):
Funds, the "Other
Nova Fund Ursa Fund OTC Fund Arktos Fund Mekros Fund Medius Fund Juno Fund
U.S. Government Bond Fund Large-Cap Europe Fund Large-Cap Japan Fund Banking Fund
Basic Materials Fund Biotechnology Fund Consumer Products Fund Electronics Fund
Energy Fund

Energy Services Fund Financial Services Fund Health Care Fund Internet Fund
Leisure Fund Precious Metals Fund Real Estate Fund Retailing Fund Technology Fund Telecommunications Fund Transportation Fund Utilities Fund
U.S. Government Money Market Fund
Series of the Rydex Dynamic Funds (the "Dynamic Funds," together with the Series Funds, the "Other Rydex Funds"):
Titan 500 Fund Tempest 500 Fund
Velocity 100 Fund Venture 100 Fund